Exhibit 10.2

Strategic Acquisitions Consulting Agreement

Party A: Golden Heaven Group Holdings Ltd. (hereinafter referred to as “Party A”, NASDAQ symbol GDHG)

Party B: Lacius Investment Ltd. (hereinafter referred to as “Party B”)

Party A is a NASDAQ listed company and an amusement park operator. Party A is seeking business growth, and, in furtherance thereof, is seeking, through strategic asset acquisitions, opportunities for growth. Party B is a strategic business management consulting company located in the Republic of Seychelles. Party A intends to engage Party B as a consultant for potential asset acquisition opportunities. Through friendly negotiation, Party A and Party B enter into the following agreement (the “Agreement”).

Article 1. Entrusted Matters:

1.1 Party A entrusts Party B to assist in the formulation of Party A’s strategic planning and asset appreciation plan to assist Party A to enhance Party A’s market value. Party A entrusts Party B to assist Party A in formulating and implementing future development plans to promote the long-term growth of Party A and create value for Party A’s shareholders.

1.2 Party A entrusts Party B to assist in the formulation of Party A’s asset acquisition plans. Party B, as Party A’s acquisition consultant, shall seek tangible and intangible assets in line with Party A’s strategic objectives, assist Party A in designing the acquisition transaction structures, and assist in the completion of the acquisition transactions throughout the whole process.

1.3 Party A intends to acquire assets and new technologies related to amusement, games, supply chain management, AI entertainment etc. Party A authorizes Party B to act as the full agent to negotiate with the potential asset transferors. Party B accepts the entrustment of Party A and will look for potential assets to target for acquisition on behalf of Party A, negotiate the terms of transfer with the potential asset transferors, prepare due diligence, formulate the plan and structure of acquisitions, and assist in raising the funds necessary for such acquisitions, etc., on behalf of Party A.

Article 2. Obligation of Confidentiality:

Both parties shall assume the obligation to keep confidential the relevant information provided on the entrusted matters as provided in Article 1 herein. Neither party shall in any event disclose or provide any information or documents obtained under this Agreement to any unrelated third party, with the exception of parties involved in the acquisitions as contemplated under this Agreement, unless specifically required by the law or competent court, arbitration or administrative authority.

If there is any document or information provided by Party A that is confidential or is partially confidential, another document shall be entered into between Party A and Party B to specify the scope of the confidential matters and the scope of the information that Party B may provide to potential transferors. Unless specifically authorized by Party A, Party B shall not disclose Party A’s confidential information to potential transferors.

Article 3. Party A’s Representations and Warranties

3.1 Party A shall provide Party B with true, accurate, and necessary information and documents; Party A guarantees that the documents and information provided to Party B shall contain no misstatements or omissions of material facts related to this Agreement.

3.2 Party A shall, as reasonably required by Party B, provide information, personnel and other related cooperation under this Agreement.

3.3 Party A shall pay remuneration to Party B in accordance with Article 4 herein.

3.4 Without the written consent of Party B, Party A shall not disclose Party B’s trade secrets obtained under this Agreement to the public.

3.5 Party A shall have the right to request Party B to provide the progress of entrusted matters as provided in Article 1 herein at any time; Party B shall inform Party A of the progress and potential transferors within one day of receiving such request from Party A.

Article 4. Service Fee

4.1 Party A agrees to issue to Party B a total of 2,500,000 Class A ordinary shares as the basic service remuneration of Party B (the “Shares”). The Shares shall be issued to Party B before August 31, 2024.

4.2 The Shares shall be issued to Party B in full as and when due pursuant to the foregoing timeframe. Party A shall provide assistance, to the extent reasonably necessary, for Party B to remove the restriction on the Shares after the expiration of the relevant lock-up period.

4.3 Party A and Party B hereby agree that Article 4 provides for all the remuneration that Party B is entitled to receive under this Agreement.

Article 5. Party B’s Representations and Warranties

5.1 Party B is not a U.S. Person (as defined in Rule 902 of Regulation S promulgated under the Securities Act of 1933, as amended, or the “Securities Act”), and does not acquire shares for the accounts or benefits of any U.S. Persons. Party B acknowledges that Party B is not in the United States when Party B shall receive the Shares and that all substantive negotiations and communication between Party B and Party A have taken place outside the United States. Party B agrees not to conduct hedging transactions related to Party A’s shares unless it complies with the Securities Act.

5.2 Company information. Party B has had the opportunity to review and discuss Party A’s business, management and financial affairs with the management of Party A. Party B understands that these discussions and any written information issued or to be issued by Party A are or will be intended to describe important aspects of Party A’s business. Party B also has had the opportunity to review all the information provided to it heretofore by Party A in the matters related to this Agreement and to ask questions to the senior executives of Party A.

5.3 Party B undertakes that promptly upon the signing of this Agreement and in any event within the time required by applicable law, Party B shall file a Form 13D or Form 13G, as applicable, to announce the entry into this Agreement.

5.4 Party B’s Qualifications. Party B represents and warrants to Party A that it has all necessary licenses, permits, qualifications and approvals in the jurisdiction in which Party B performs its obligations hereunder. Party B hereby agrees to indemnify and hold harmless Party A, against and in respect of, and to promptly pay, compensate and reimburse Party A for, any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) incurred or sustained by Party A as a result of or in connection with (i) any act or omission by Party B in connection with rendering services under the Agreement, or (ii) any breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants and/or any matters described in this Agreement by Party B, whether or not involving a third-party claim. Party A shall promptly notify Party B in writing of any claim to indemnification hereunder.

5.5 Restricted Shares. Party B understands that the Shares under this Agreement are characterized as “restricted securities” under the federal securities laws in as much as they are being paid by the Company in a transaction not involving a public offering and that such Shares may be resold without registration under federal securities laws only in certain limited circumstances. Party B is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Both Party A and Party B agree that the Shares shall be subject to a lock-up period of six months from the date of acquisition.

5.5.1 Restrictive Legend. Party B covenants not to dispose of any of the Shares other than in conjunction with an effective registration statement under the Securities Act or pursuant to another exemption from registration and in compliance with the applicable federal securities laws. Party B acknowledges and agrees that each certificate representing the Shares shall be endorsed with a Rule 144 legend or the following legends, as well as any other legend required to be placed thereon by applicable federal or state securities laws.

“THE SHARES ARE BEING OFFERED TO PURCHASERS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

“THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THE SHARES IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.”

5.5.2 Party B consents to the Company giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares.

Article 6. Complete Agreement; Amendments

This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof, supersedes any previous agreement or understanding between them relating hereto and may not be modified, altered or amended without the written consent of both parties. After this Agreement is signed, neither Party A nor Party B may unilaterally terminate this Agreement.

Article 7. Applicable Law

This Agreement is governed by the relevant laws of Hong Kong Special Administrative Region of China. Any dispute arising from the performance of this Agreement or matters relating to this Agreement shall be settled through friendly negotiation. If no agreement can be reached through negotiation, the dispute shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time.

Article 8. Effective Period

This Agreement shall come into force and effect upon being signed and sealed by both parties, and shall be valid for two years from the date of signing (the “Term”). Within 30 days before the expiration of the Term, this Agreement may be extended for one year with the written consent of both parties.

Article 9. Miscellaneous

This Agreement is written in the Chinese and English languages. If there is any conflict or inconsistency between the Chinese version and the English version, the English version shall prevail.

This Agreement is made in counterparts, and each version can be regarded as the original contract. Both parties may exchange pdf copies of the original executed signature pages to this Agreement through EMAIL or other electronic means. Each such EMAIL signature or other electronic signature will be regarded as the original and will come into force and effect immediately upon such delivery. This Agreement is made in counterparts, with each party holding one copy.

(The following is the signature page)

Party A: Golden Heaven Group Holdings Ltd.

Name and Title:	Jin Xu

Signature / seal:	/s/ Jin Xu

June 13, 2024

Party B: Lacius Investment Ltd.

Name and Title:	Khoo Kien Hoe

Signature / seal:	/s/ Khoo Kien Hoe

June , 2024